Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES REPORTS THIRD QUARTER 2013 RESULTS
Announces third quarter RevPAR growth of 5.1% and a 36.0 percent Hotel EBITDA margin (excluding Park Central)

BETHESDA, MD, October 16, 2013 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended September 30, 2013. The Company’s results include the following:

	Third Quarter		Year-to-Date
	2013	2012	2013	2012
	($'s in millions except per share/unit data)

Entire Portfolio (Including Park Central Hotel)
Total Revenue	$270.0	$237.0	$725.3	$651.4
EBITDA(1)	$90.7	$81.3	$222.0	$191.2
Adjusted EBITDA(1)	$94.2	$81.7	$227.1	$201.1
FFO(1)	$69.3	$58.1	$163.7	$128.2
Adjusted FFO(1)	$72.8	$58.4	$168.8	$138.0
FFO per diluted share/unit(1)	$0.72	$0.67	$1.71	$1.49
Adjusted FFO per diluted share/unit(1)	$0.76	$0.68	$1.76	$1.61
Net income attributable to common shareholders	$28.5	$26.5	$56.3	$35.2
Net income attributable to common shareholders per diluted share	$0.30	$0.31	$0.59	$0.41

Portfolio excluding Park Central Hotel
RevPAR	$186.48	$177.40	$171.10	$161.79
RevPAR growth	5.1%		5.8%
Hotel EBITDA Margin	36.0%		33.1%
Hotel EBITDA Margin growth	36bps		65bps

Entire Portfolio (Including Park Central Hotel)
RevPAR	$187.32	$180.42	$168.93	$164.63
RevPAR growth	3.8%		2.6%
Hotel EBITDA Margin	36.3%		32.8%
Hotel EBITDA Margin growth	52bps		20bps

(1) See tables later in press release, which list adjustments that reconcile net income to earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA, funds from operations ("FFO"), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release.

Third Quarter Highlights

Results excluding Park Central Hotel (see Park Central and WestHouse Update below)

▪
RevPAR excluding Park Central Hotel: Room revenue per available room (“RevPAR”) for the quarter ended September 30, 2013 increased 5.1 percent to $186.48, as a result of a 2.5 percent increase in occupancy to 87.5 percent and a 2.6 percent increase in average daily rate (“ADR”) to $213.07.

▪	Hotel EBITDA Margin excluding Park Central Hotel: The Company’s hotel EBITDA margin for the third quarter was 36.0 percent, a 36 basis point improvement compared to the comparable prior year period.

Entire Portfolio Results

▪
RevPAR: RevPAR for the quarter ended September 30, 2013 increased 3.8 percent to $187.32, as a result of a 3.1 percent increase in ADR to $215.46 and a 0.7 percent increase in occupancy to 86.9 percent.

▪	Hotel EBITDA Margin: The Company’s hotel EBITDA margin for the third quarter was 36.3 percent, a 52 basis point increase compared to the comparable prior year period.

▪
Adjusted EBITDA: The Company’s adjusted EBITDA was $94.2 million, an increase of 15.3 percent over the third quarter of 2012. During the third quarter of 2013, the Company’s financial results were impacted by $0.2 million of EBITDA displacement from the Park Central and WestHouse renovation project.

▪
Adjusted FFO: The Company generated third quarter adjusted FFO of $72.8 million, or $0.76 per diluted share/unit, compared to $58.4 million or $0.68 per diluted share/unit for the comparable prior year period.

▪	Acquisitions: The Company invested $303.8 million to acquire four assets:

•	The Harbor Court Hotel and Hotel Triton, both located in San Francisco, CA for $47.8 million;

•	The Serrano Hotel in San Francisco, CA for $71.5 million; and

•	The Southernmost Hotel Collection in Key West, FL for $184.5 million.

▪	Capital Investments: The Company invested $28.6 million of capital in its hotels, most of which pertained to the continuation of the Park Central Hotel and WestHouse renovation in New York City.

▪	Dividends: On July 17, 2013, the Company declared a third quarter 2013 dividend of $0.28 per common share of beneficial interest, which was a 40 percent increase over the second quarter dividend.

“We are very pleased with our results and activities during the third quarter,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “We acquired four outstanding assets in the markets of San Francisco and Key West, both of which benefit from significant supply constraints and very strong demand. Furthermore, our portfolio’s RevPAR, adjusted EBITDA, and adjusted FFO exceeded the high end of our expectations. As a result of our acquisitions and our performance during the third quarter, we have increased our full year 2013 outlook.”

Year-to-date Highlights

Excluding the Park Central Hotel, for the nine months ended September 30, 2013, RevPAR increased 5.8 percent to $171.10, with occupancy growth of 3.6 percent to 82.2 percent and ADR improvement of 2.1 percent to $208.21. The Company’s hotel EBITDA margin excluding the Park Central Hotel was 33.1 percent, an increase of 65 basis points compared to the comparable prior year period. The Company invested $84.7 million of capital in the entire portfolio including the Park Central Hotel and WestHouse during the nine months ended September 30, 2013.

Park Central and WestHouse Update

The Company has nearly completed its renovation of the Park Central Hotel in New York City. As previously disclosed, the project consists of the full renovation and splitting of the original 934-room Park Central Hotel into two distinct hotels: the newly renovated 761-room Park Central Hotel and the upgraded 172-room premium WestHouse Hotel.

The Park Central Hotel portion of the renovation is complete, as its lobby, meeting space, restaurant and all 761 of the hotel rooms have been completely renovated. The Company has also completed the renovation of the vast majority of the WestHouse guestrooms, with the lobby to be completed by the end of November. EBITDA displacement on the entire project was $0.2 million during the third quarter and $8.0 million to date. The Company’s expectation for full year EBITDA displacement related to the entire project is $9.0 to $10.0 million.

Balance Sheet

As of September 30, 2013, the Company had total outstanding debt of $1.5 billion, including $461.0 million outstanding on its senior unsecured credit facility. Total net debt to trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) was 4.6 times as of September 30, 2013 and its fixed charge coverage ratio was 3.3 times. For the third quarter, the Company’s weighted average interest rate was 3.8 percent. As of September 30, 2013, the Company had $15.5 million of cash and cash equivalents on its balance sheet and capacity of $311.7 million available on its credit facilities. During the third quarter, the Company did not sell any stock under its ATM program.

2013 Fourth Quarter Outlook

The Company expects fourth quarter RevPAR, excluding the Park Central Hotel, to increase 3.0 percent to 5.0 percent. The Company's expectations assume a quick resolution to the government shutdown. The Company expects its portfolio, including the Park Central Hotel, to generate adjusted EBITDA of $71.0 million to $75.0 million and adjusted FFO per share/unit of $0.52 to $0.56.

2013 Outlook

The Company is updating its 2013 outlook. The revised outlook excludes any future acquisitions or equity issuances for the remainder of 2013. The revised outlook also assumes a quick resolution to the government shutdown. The Company’s revised financial expectations for 2013 are as follows:

	Previous Outlook		Current Outlook
	Low-end	High-end	Low-end	High-end
	($'s in millions except per share/unit data)		($'s in millions except per share/unit data)
Excluding Park Central
RevPAR growth	4.5%	6.0%	5.1%	5.6%
Hotel EBITDA Margins	32.0%	32.5%	32.3%	32.4%
Hotel EBITDA Margin Change	50 bps	100 bps	80 bps	90 bps

Including Park Central
RevPAR growth	1.5%	3.0%	2.5%	3.0%
Hotel EBITDA Margins	32.0%	32.5%	32.4%	32.5%
Hotel EBITDA Margin Change	0 bps	50 bps	30 bps	40 bps

Entire Portfolio (Including Park Central)
Adjusted EBITDA	$285.0	$295.0	$298.0	$302.0
Adjusted FFO	$204.5	$214.0	$219.0	$222.0
Adjusted FFO per diluted share/unit	$2.13	$2.23	$2.28	$2.31

Earnings Call

The Company will conduct its quarterly conference call on Thursday, October 17, 2013 at 10:00 AM EDT. To participate in the conference call, please dial (800) 261-2028. Additionally, a live webcast of the conference call will be available through the Company’s website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 45 hotels and a mezzanine loan secured by two hotels in Santa Monica, CA. The properties are upscale, full-service hotels, totaling approximately 11,400 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Commune Hotels and Resorts, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about the renovation of the Park Central Hotel and WestHouse, outlook for RevPAR, adjusted FFO, adjusted EBITDA and derivations thereof. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
# # #
Additional Contacts:
Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties - (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Hotel operating revenues:
Room	$189,619	$167,437	$495,696	$449,315
Food and beverage	60,022	52,896	175,397	156,298
Other operating department	18,289	15,410	48,001	42,105
Total hotel operating revenues	267,930	235,743	719,094	647,718
Other income	2,056	1,254	6,156	3,693
Total revenues	269,986	236,997	725,250	651,411
Expenses:
Hotel operating expenses:
Room	44,911	39,662	124,789	112,203
Food and beverage	41,886	37,751	121,871	111,488
Other direct	6,146	5,659	17,166	15,843
Other indirect	62,121	54,532	175,045	157,725
Total hotel operating expenses	155,064	137,604	438,871	397,259
Depreciation and amortization	40,634	31,480	107,182	92,911
Real estate taxes, personal property taxes and insurance	13,489	11,254	38,623	32,930
Ground rent	3,249	2,627	8,535	6,613
General and administrative	5,513	5,172	16,224	14,635
Acquisition transaction costs	2,687	156	2,687	4,057
Other expenses	1,749	922	3,918	2,391
Total operating expenses	222,385	189,215	616,040	550,796
Operating income	47,601	47,782	109,210	100,615
Interest income	2,448	2,060	7,212	2,086
Interest expense	(14,737)	(14,110)	(42,517)	(38,391)
Income before income tax expense	35,312	35,732	73,905	64,310
Income tax expense	(2,564)	(4,943)	(2,481)	(6,920)
Net income	32,748	30,789	71,424	57,390
Net income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	(8)	0
Noncontrolling interests of common units in Operating Partnership	(108)	(116)	(243)	(224)
Net income attributable to noncontrolling interests	(108)	(116)	(251)	(224)
Net income attributable to the Company	32,640	30,673	71,173	57,166
Distributions to preferred shareholders	(4,106)	(4,166)	(13,278)	(17,567)
Issuance costs of redeemed preferred shares	0	0	(1,566)	(4,417)
Net income attributable to common shareholders	$28,534	$26,507	$56,329	$35,182

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Earnings per Common Share - Basic:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.30	$0.31	$0.59	$0.41
Earnings per Common Share - Diluted:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.30	$0.31	$0.59	$0.41
Weighted average number of common shares outstanding:
Basic	95,890,474	85,876,584	95,510,088	85,278,331
Diluted	96,082,340	86,056,957	95,681,763	85,449,543

Comprehensive Income:
Net income	$32,748	$30,789	$71,424	$57,390
Other comprehensive (loss) income :
Unrealized (loss) gain on interest rate derivative instruments	(2,345)	(3,839)	10,255	(8,534)
Comprehensive income	30,403	26,950	81,679	48,856
Comprehensive income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	(8)	0
Noncontrolling interests of common units in Operating Partnership	(101)	(103)	(275)	(195)
Comprehensive income attributable to noncontrolling interests	(101)	(103)	(283)	(195)
Comprehensive income attributable to the Company	$30,302	$26,847	$81,396	$48,661

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income attributable to common shareholders	$28,534	$26,507	$56,329	$35,182
Depreciation	40,521	31,336	106,854	92,483
Amortization of deferred lease costs	95	97	269	271
Noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	8	0
Noncontrolling interests of common units in Operating Partnership	108	116	243	224
FFO	$69,258	$58,056	$163,703	$128,160
Pre-opening expenses	1,179	614	1,727	1,540
Preferred share issuance costs	0	0	1,566	4,417
Acquisition transaction costs	2,687	156	2,687	4,057
Non-cash ground rent	327	114	981	342
Mezzanine loan discount amortization	(647)	(491)	(1,855)	(491)
Adjusted FFO	$72,804	$58,449	$168,809	$138,025
Weighted Average number of common shares and units outstanding:
Basic	96,186,774	86,172,884	95,806,388	85,574,631
Diluted	96,378,640	86,353,257	95,978,063	85,745,843
FFO per diluted share/unit	$0.72	$0.67	$1.71	$1.49
Adjusted FFO per diluted share/unit	$0.76	$0.68	$1.76	$1.61

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income attributable to common shareholders	$28,534	$26,507	$56,329	$35,182
Interest expense	14,737	14,110	42,517	38,391
Income tax expense	2,564	4,943	2,481	6,920
Depreciation and amortization	40,634	31,480	107,182	92,911
Noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	8	0
Noncontrolling interests of common units in Operating Partnership	108	116	243	224
Distributions to preferred shareholders	4,106	4,166	13,278	17,567
EBITDA	$90,683	$81,322	$222,038	$191,195
Pre-opening expenses	1,179	614	1,727	1,540
Preferred share issuance costs	0	0	1,566	4,417
Acquisition transaction costs	2,687	156	2,687	4,057
Non-cash ground rent	327	114	981	342
Mezzanine loan discount amortization	(647)	(491)	(1,855)	(491)
Adjusted EBITDA	$94,229	$81,715	$227,144	$201,060
Corporate expense	7,060	6,190	21,270	17,003
Interest and other income	(3,918)	(3,222)	(12,303)	(5,686)
Hotel level adjustments, net	(347)	7,859	(936)	16,865
Hotel EBITDA	$97,024	$92,542	$235,175	$229,242
With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
Hotel EBITDA includes all properties owned as of September 30, 2013 for the Company's period of ownership in 2013 and the comparable period in 2012. The above numbers exclude partial ownership for the month of August for Serrano and Southernmost.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results
(in thousands)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Room	$188,808	$181,889	$494,885	$483,557
Food and beverage	59,843	59,934	175,218	175,580
Other	18,305	16,510	47,413	44,538
Total hotel revenues	266,956	258,333	717,516	703,675

Expenses:
Room	44,760	43,288	124,639	120,514
Food and beverage	41,758	42,353	121,743	124,260
Other direct	5,991	5,960	16,788	16,749
General and administrative	19,810	18,724	56,142	54,011
Sales and marketing	16,072	15,493	47,304	46,324
Management fees	9,152	9,187	24,060	23,288
Property operations and maintenance	8,442	8,371	24,573	24,759
Energy and utilities	7,194	7,068	19,358	19,465
Property taxes	12,123	11,077	35,014	32,658
Other fixed expenses	4,630	4,270	12,720	12,405
Total hotel expenses	169,932	165,791	482,341	474,433

Hotel EBITDA	$97,024	$92,542	$235,175	$229,242

Hotel EBITDA Margin	36.3%	35.8%	32.8%	32.6%
Note:
This schedule includes operating data for the three and nine months ended September 30, 2013 for all properties owned by the Company as of September 30, 2013. The above numbers exclude partial ownership for the month of August for Serrano and Southernmost. Palomar DC, L'Auberge, Liberty, Harbor Court, Triton, Serrano, and Southernmost are shown in 2012 for their comparative period of ownership in 2013. Hotel EBITDA margin is calculated by dividing hotel EBITDA for the period by the total hotel revenues for the period.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Total Portfolio
Occupancy	86.9%	86.3%	80.8%	80.8%
Increase (Decrease)	0.7%		(0.1)%
ADR	$215.46	$208.96	$209.19	$203.70
Increase	3.1%		2.7%
RevPAR	$187.32	$180.42	$168.93	$164.63
Increase	3.8%		2.6%

Note:
This schedule includes operating data for all properties owned as of September 30, 2013 for the Company's period of ownership in 2013 and the comparable period in 2012. The above numbers exclude partial ownership for the month of August for Southernmost.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company's performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company's operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties, impairment write-downs and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company's liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company's operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.